OSMONICS, INC.
                  VALUATION AND QUALIFYING ACCOUNTS
                             (In thousands)

              Years Ended December 31, 1998, 1997 and 1996

        Column A       Column B        Column C      Column D  Column E

                                      Additions
                       Balance     Charged  Charged              Balance
                          At         to       to                   at
                       Beginning  Cost and   Other     Deduct-    End of
      Description      of Period  Expensed  Accounts   tions      Period
    ---------------    ---------  --------  --------   ------     ------

Year Ended
  December 31, 1998:
Current Operations:
  Allowance for
    Doubtful Accounts    $  888     $  502    $  153   $ 486(A)   $1,057
  Warranty and Start-
    Up Reserve           $1,900     $2,046        -   $1,848(B)   $2,098


Year Ended
  December 31, 1997:
Current Operations:
  Allowance for
    Doubtful Accounts    $  907      $ 139            $  158(A)   $  888
  Warranty and Start-
    Up Reserve           $1,802     $2,343            $2,245(B)   $1,900

Discontinued Operations:
  Warranty Reserve       $1,957                       $1,957(D)      -

Year Ended
  December 31, 1996:
Current Operations:
  Allowance for
    Doubtful Accounts    $1,177      $  59            $  329(A)   $  907
  Warranty and Start-
    Up Reserve           $1,868     $2,414            $2,480(B)   $1,802

Discontinued Operations:
  Warranty Reserve       $1,957                                   $1,957


(A)  Uncollectible accounts charged against allowance.
(B)  Actual warranty claims and start-up costs charged against reserve.
(C)  Addition due to acquisition.
(D)  Company determined that the reserve was no longer required.